Exhibit 99.1

Kadmon Provides Business Update and Reports Second Quarter 2019 Financial Results

NEW YORK, August 5, 2019 – Kadmon Holdings, Inc. (NYSE: KDMN) today provided a business update and reported financial and operational results for the second quarter of 2019.

“We have made steady progress advancing KD025 for the treatment of cGVHD and expect the second half of 2019 to feature key milestones in this development program,” said Harlan W. Waksal, M.D., President and CEO of Kadmon. “We remain on track to have this registration trial fully enrolled in the third quarter of 2019 and expect to provide an interim analysis by year end.”

Dr. Waksal added, “We continue to make progress across our broader platform, having recently dosed our first patient in a Phase 2 study of KD025 in systemic sclerosis, a disease closely related to cGVHD; we also expect to initiate a clinical trial of KD033, our immuno-oncology fusion protein, by the end of 2019. We continue to carefully manage our financial resources and the capacity of our scientific team and remain focused on driving KD025 closer to regulatory submission.”

2H 2019 Anticipated Key Milestones:

KD025

    cGVHD

•	3Q2019: Complete enrollment in registration trial of KD025, Kadmon’s ROCK2 inhibitor, in chronic graft-versus-host disease (cGVHD)
•

4Q2019:  Report outcomes of interim analysis of registration trial; data are intended to serve as the basis for anticipated pre-New Drug Application (NDA) meeting with the U.S. Food and Drug Administration (FDA)

    Systemic Sclerosis

•	Continue enrollment in double-blind, placebo-controlled Phase 2 clinical trial of KD025 in systemic sclerosis

KD033

•	4Q2019: Submit Initial New Drug (IND) application and initiate clinical trial of Kadmon’s immuno-oncology candidate, KD033, an anti-PD-L1/IL-15 fusion protein

KD045

•	4Q2019: Complete IND-enabling studies of KD045, Kadmon’s pan-ROCK inhibitor

KD034

•	Continue dialogue with the FDA regarding its review and approval of KD034, Kadmon’s generic trientine hydrochloride drug candidates, for the treatment of Wilson’s disease

Financial Results

Second Quarter 2019 Results

Net income for the three and six month periods ended June 30, 2019 was $9.2 million and $12.8 million, respectively, compared to $21.5 million and $1.1 million for the same periods in 2018. Net income for the three and six month periods ended June 30, 2019 and 2018 was driven by non-cash unrealized gains related to Kadmon’s ownership of common stock of MeiraGTx Holdings plc (MeiraGTx), a publicly-traded (Nasdaq: MGTX), clinical-stage gene therapy company.

Loss from operations for the three and six month periods ended June 30, 2019 was $24.8 million and $47.6 million, respectively, compared to $18.8 million and $36.8 million for the same periods in 2018. The increase in loss from operations was primarily related to an increase in research and development expenses.

Research and development expenses for the three and six month periods ended June 30, 2019 were $15.1 million and $30.1 million, respectively, compared to $10.2 million and $20.0 million for the same periods in 2018. The increase in research and development expenses was primarily related to the development of KD025, as well as the development of KD033 and KD045.

Selling, general and administrative expenses for the three and six month periods ended June 30, 2019 were $9.0 million and $16.9 million, respectively, compared to $8.8 million and $17.1 million for the same periods in 2018.

Liquidity and Capital Resources

At June 30, 2019, Kadmon’s cash and cash equivalents totaled $86.2 million, compared to $94.7 million at December 31, 2018. In addition, as of June 30, 2019, Kadmon maintained approximately 10.6% ownership of common stock of MeiraGTx, which was valued at $95.0 million at June 30, 2019.

About KD025

KD025 is a selective oral inhibitor of Rho-associated coiled-coil kinase 2 (ROCK2), a signaling pathway that modulates inflammatory response. Enrollment is ongoing in ROCKstar (KD025-213), an open-label registration trial of KD025 in cGVHD patients who have received at least two prior lines of systemic therapy. The primary endpoint is the Overall Response Rate (ORR), defined as the percentage of patients who achieve a complete or partial response at any time point during the study, per the 2014 National Institutes of Health overall response criteria. The FDA has granted Breakthrough Therapy Designation and Orphan Drug Designation to KD025 for the treatment of cGVHD. KD025 is also being studied in an ongoing Phase 2 clinical trial in adults with diffuse cutaneous systemic sclerosis (KD025-209).

About Kadmon

Kadmon is a fully integrated biopharmaceutical company developing innovative products for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases as well as immuno-oncology.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation; (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Consolidated Statements of Operations - Unaudited
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues
Net sales	$47	$161	$114	$435
Other revenue	179	198	353	357
Total revenue	226	359	467	792
Cost of sales	45	103	76	302
Write-down of inventory	932	98	932	245
Gross profit	(751)	158	(541)	245
Operating expenses:
Research and development	15,108	10,178	30,099	19,958
Selling, general and administrative	8,981	8,812	16,927	17,062
Total operating expenses	24,089	18,990	47,026	37,020

Loss from operations	(24,840)	(18,832)	(47,567)	(36,775)
Total other income	34,000	39,775	60,319	37,277
Income tax benefit	—	562	—	562
Net income	$9,160	$21,505	$12,752	$1,064
Deemed dividend on convertible preferred stock	508	491	1,023	981
Net income attributable to common stockholders	$8,652	$21,014	$11,729	$83

Basic net income per share of common stock	$0.07	$0.25	$0.09	$0.00
Diluted net income per share of common stock	$0.07	$0.24	$0.09	$0.00
Weighted average basic shares of common stock outstanding	129,080,221	85,004,107	127,713,099	81,844,677
Weighted average diluted shares of common stock outstanding	129,090,983	90,164,248	127,750,765	82,216,399

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30,	December 31,
	2019	2018
	(unaudited)
Cash and cash equivalents	$86,182	$94,740
Other current assets	2,376	4,196
Investment, equity securities	95,013	34,075
Right of use lease asset	21,231	—
Other noncurrent assets	11,156	11,650
Total assets	$215,958	$144,661

Current liabilities	29,652	24,018
Lease liability - noncurrent	21,666	—
Other long term liabilities	415	4,752
Secured term debt – net of current portion and discount	23,168	27,480
Total liabilities	74,901	56,250
Total stockholders’ equity	141,057	88,411
Total liabilities and stockholders’ equity	$215,958	$144,661

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com